Exhibit 2.23

UNLESS PERMIITED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THIS SECURITY BEFORE JANUARY 3, 2011.

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OR CONVERSION OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. THIS WARRANT MAY NOT BE EXERCISED OR CONVERTED BY OR ON BEHALF OF A PERSON IN THE UNITED STATES OR A U.S. PERSON UNLESS THE WARRANT AND THE UNDERLYING SECURITIES HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY APPLICABLE STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE; PROVIDED, HOWEVER, THAT AN ORIGINAL U.S. PURCHASER WIIO PURCHASED THESE WARRANTS DIRECTLY FROM THE CORPORATION FOR ITS OWN ACCOUNT OF FOR THE ACCOUNT OF ANOTHER "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A) OF REGULATION D UNDER THE U.S. SECURITIES ACT (A "U.S. ACCREDITED INVESTOR")) WILL NOT BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IN CONNECTION WITH THE EXERCISE OF WARRANTS BY SUCH PURCHASER FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH OTHER U.S. ACCREDITED INVESTOR AT A TIME WHEN SUCH PURCHASER, AND ANY SUCH OTHER U.S. ACCREDITED INVESTOR FOR WHOSE ACCOUNT IT IS EXERCISING THE WARRANTS, REMAINS A U.S. ACCREDITED INVESTOR. AS USED HEREIN THE TERMS "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE U.S. SECURITIES ACT.

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUED UPON THE EXERCISE OR CONVERSION OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OR ANY STATE SECURITIES LAWS, AND MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO NEVADA GEOTHERMAL POWER INC. (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) WITHIN THE UNITED STATES IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 OR 144A THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITES LAWS AND IT HAS PRIOR TO SUCH TRANSFER FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION TO SUCH EFFECT PURSUANT TO (B) ABOVE. THE PRESENCE OF THIS LEGEND MAY IMPAIR THE ABILITY OF THE HOLDER HEREOF TO EFFECT "GOOD DELIVERY" OF THE SECURITIES REPRESENTED HEREBY ON A CANADIAN STOCK EXCHANGE. A CERTIFICATE WITHOUT A LEGEND MAY BE OBTAINED FROM THE REGISTRAR AND TRANSFER AGENT OF THE CORPORATION IN CONNECTION WITH A SALE OF THE SECURITIES REPRESENTED HEREBY AT A TIME WHEN THE CORPORATION IS A "FOREIGN ISSUER" AS DEFINED IN REGULATION S UNDER THE U.S. SECURITIES ACT, UPON DELIVERY OF THIS CERTIFICATE AND A SELLER REPRESENTATION LETTER IN FORM SATISFACTORY TO THE REGISTRAR AND TRANSFER AGENT OF THE CORPORATION AND THE CORPORATION, TO THE EFFECT THAT SUCH SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT.

WARRANTS TO PURCHASE
COMMON SHARES
OF
NEVADA GEOTHERMAL POWER INC.

Warrant Certificate Number:	Number of Warrants:

9/10-US-5	250,000

THIS IS TO CERTIFY THAT for value received

TEP Equity Holdings Cayman Blocker, Ltd.

(the "Warrantholder") has the right to purchase (or convert, as described in Section I) in respect of each warrant (a "Warrant") represented by this certificate or by a replacement certificate (in either case this "Warrant Certificate"), at any time up to 4:00 p.m. Vancouver Time, on September 2, 2015 (the "Expiry Time") one fully paid and non-assessable common share ("Common Shares" and which term shall include any shares or other securities to be issued in addition thereto or in substitution or replacement therefor as provided herein) of Nevada Geothermal Power Inc. (the "Corporation"), a corporation incorporated under the laws of British Columbia, as constituted on the date hereof at a purchase price (the purchase price in effect from time to time being called the "Exercise Price") of $1.50 per Common Share, subject to adjustment or acceleration as provided herein.

Notwithstanding the foregoing, if the price of the Common Shares of the Corporation on the TSX Venture Exchange, or such other Canadian stock exchange upon which the Common Shares of the Corporation are listed for trading (collectively, the "Exchange"), closes at $2.00 per Common Share or greater for a period of twenty (20) consecutive trading days, then the Corporation shall give written notice to the Warrantholder at the address shown on the signature page of this Certificate and the Warrants represented by this Certificate shall expire if they are not exercised on or before the date that is 30 days after such notice has been issued by the Corporation (the "Accelerated Time of Expiry").

The Corporation agrees that the Common Shares purchased pursuant to the exercise of the Warrants shall be and be deemed to be issued to the Warrantholder as of the close of business on the date on which this Warrant Certificate shall have been surrendered and payment made for such Common Shares as aforesaid.

Nothing contained herein shall confer any right upon the Warrantholder to subscribe for or purchase any Common Shares at any time after the Expiry Time, or the Accelerated Time of Expiry (if applicable) and from and after the Expiry Time, or the Accelerated Time of Expiry (if applicable) the Warrants and all rights under this Warrant Certificate shall be void and of no value.

All references to currency herein shall mean Canadian dollars unless otherwise indicated.

The above provisions are subject to the following:

1.	Exercise or Conversion:

(1)
Cash Exercise: In the event that the Warrantholder desires to exercise the right to purchase Common Shares conferred hereby, the Warrantholder shall (a) complete to the extent possible in the manner indicated and execute a subscription form in the form attached as schedule A to this Warrant Certificate, (b) surrender this Warrant Certificate to the Corporation in accordance with section 9 hereof, and (c) pay the amount payable on the exercise of such Warrants in respect of the Common Shares subscribed for either in cash by wire transfer or by bank draft or certified cheque payable to the Corporation. Upon such surrender and payment as aforesaid, the Warrantholder shall be deemed for all purposes to be the holder of record of the number of Common Shares to be so issued and the Warrantholder shall be entitled to delivery of a certificate or certificates representing such Common Shares and the Corporation shall cause such certificate or certificates to be delivered to the Warrantholder at the address specified in the subscription form within three business days after such surrender and payment as aforesaid. No fractional Common Shares will be issuable upon any exercise of the Warrants and the Warrantholder shall be entitled to a cash payment in lieu of a fractional Common Share.

(2)
Conversion: The Warrantholder shall also have the right, as an alternative to Cash Exercise, to convert the Warrants, in whole or in part, into a number of Common Shares, which the Corporation will deliver to the Warrantholder without payment by the Warrantholder of any Exercise Price or any cash or other consideration,that shall be determined using the following formula:

X = Y(A-B)
A

where:

x = the number of Common Shares to be issued to the Warrantholder.

Y= the number of Common Shares with respect to which this Warrant is being exercised.

A= the Current Market Price (as determined pursuant to Section 5) of one Common Share.

B= the Exercise Price.

The conversion right may be exercised by the Warrantholder by the surrender of the Warrants at the head office of the Corporation together with a written statement (the "Conversion Statement") specifying that the Warrantholder intends to exercise the conversion right and indicating the number of Common Shares to be acquired upon exercise of the conversion right. Such conversion shall be effective upon the Corporation's receipt of the Warrants, together with the Conversion Statement, or on such later date as is specified in the Conversion Statement (the "Conversion Date").

(3)

US Securities Law Compliance: These Warrants and the Common Shares issuable upon exercise or conversion of these Warrants have not been and will not be registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), or the securities laws of any state. The Warrants represented by this Warrant Certificate may only be exercised by or on behalf of a holder who, at the time of exercise, provides:

(a)
a written certification that the holder (i) at the time of the exercise of the Warrants is not in the United States; (ii) is not a "U.S. person" (as that term is defined in Regulation S under the U.S. Securities Act (a "U.S. Person")) and is not exercising the Warrants on behalf of a U.S. Person or person in the United States; (iii) did not execute or deliver the exercise form for the Warrants in the United States;

(b)
a written certification that the holder (i) is an "accredited investor" (as that term is defined in Rule 501(a) under the U.S. Securities Act (a "U.S. Accredited Investor")); (ii) is exercising the Warrants solely for its own account or the account of such other U.S. Accredited Investor; (iii) and if the Warrants are being exercised on behalf of another person, represents, warrants and certifies such other person is an U.S. Accredited Investor on the date of the exercise of the Warrants; or

(c)
a written opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation to the effect that an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws is available for the issue of the Common Shares upon exercise of the Warrants.

The term "United States" is as defined in Regulation S under the U.S. Securities Act.

2.
Partial Exercise: The Warrantholder may from time to time subscribe for and purchase or convert any lesser number of Common Shares than the number of Common Shares expressed in this Warrant Certificate. In the event that the Warrantholder subscribes for and purchases or converts any such lesser number of Common Shares prior to the earlier of the Expiry Time or the Accelerated Time of Expiry, if applicable, the Warrantholder shall be entitled to receive a replacement certificate representing the unexercised balance of the Warrants.

3.
Not a Shareholder: The holding of the Warrants shall not constitute the Warrantholder a shareholder of the Corporation nor entitle the Warrantholder to any right or interest in respect thereof except as expressly provided in this Warrant Certificate.

4.
Covenants and Representations: The Corporation hereby represents and warrants that it is authorized to create and issue the Warrants and covenants and agrees that it will cause the Common Shares from time to time subscribed for and purchased in the manner provided in this Warrant Certificate and the certificate representing such Common Shares to be issued and that, at all times prior to the earlier of the Expiry Time or the Accelerated Time of Expiry, it will reserve and there will remain unissued a sufficient number of Common Shares to satisfy the right of purchase provided for in this Warrant Certificate. The Corporation hereby further covenants and agrees that it will at its expense use its best efforts to obtain the listing of such Common Shares (subject to issue or notice of issue) on each stock exchange or over-the-counter market on which the Common Shares may be listed from time to time within five (5) days following the issuance of such Common Shares. All Common Shares which are issued upon the exercise of the right of purchase provided in this Warrant Certificate, upon payment therefor of the amount at which such Common Shares may be purchased pursuant to the provisions of this Warrant Certificate, shall be and be deemed to be fully paid and non-assessable shares and free from all taxes, liens and charges with respect to the issue thereof. The Corporation hereby represents and warrants that this Warrant Certificate is a valid and enforceable obligation of the Corporation, enforceable in accordance with the provisions of this Warrant Certificate.

5.	Anti-Dilution Protection:

(1)
Definitions: For the purposes of this section 5, unless there is something in the subject matter or context inconsistent therewith, the words and terms defined below shall have the respective meanings specified therefor in this subsection 5(1):

(a)	"Adjustment Period" means the period commencing on the date of issue of the Warrants and ending on the earlier of the Expiry Time or the Accelerated Time of Expiry;

(b)
"Current Market Price" of the Common Shares at any date means the price per share equal to the weighted average price at which the Common Shares have traded on the Exchange or, if the Common Shares are not then listed on any Canadian stock exchange, in the over-the-counter market, during the period of any 20 consecutive trading days ending five business days before such date; provided that the weighted average price shall be determined by dividing the aggregate sale price of all Common Shares sold on the said exchange or market, as the case may be, during such 20 consecutive trading days by the total number of Common Shares so sold; and provided further that if the Common Shares are not then listed on any Canadian stock exchange or traded in the over-the-counter market, then the Current Market Price shall be determined by a firm of independent chartered accountants selected by the directors of the Corporation and reasonably acceptable to Warrantholder;

(c)
"director" means a director of the Corporation at the time of determination and, unless otherwise specified herein, a reference to action "by the directors" means action by the directors of the Corporation as a board or, whenever empowered, action by any committee of the directors of the Corporation; and

(d)	"trading day" with respect to a stock exchange or over-the-counter market means a day on which such stock exchange or market is open for business.

(2)
Adjustments: The Exercise Price and the number of Common Shares issuable to the Warrantholder upon the exercise or conversion of the Warrants shall be subject to adjustment from time to time in the events and in the manner provided as follows:

(a)	If at any time during the Adjustment Period the Corporation shall:

(i)	fix a record date for the issue of, or issue, Common Shares to the holders of all or substantially all of the outstanding Common Shares by way of a stock dividend;

(ii)
fix a record date for the distribution to, or make a distribution to, the holders of all or substantially all of the outstanding Common Shares payable in Common Shares or securities exchangeable for or convertible into Common Shares;

(iii)	subdivide the outstanding Common Shares into a greater number of Common Shares; or

(iv)	consolidate the outstanding Common Shares into a lesser number of Common Shares,

(any of such events in subclauses 5(2)(a)(i), 5(2)(a)(ii), 5(2)(a)(iii) and 5(2)(a)(iv) above being herein called a "Common Share Reorganization"), the Exercise Price shall be adjusted on the earlier of the record date on which holders of Common Shares are determined for the purposes of the Common Share Reorganization and the effective date of the Common Share Reorganization to the amount determined by multiplying the Exercise Price in effect immediately prior to such record date or effective date, as the case may be, by a fraction:

A.	the numerator of which shall be the number of Common Shares outstanding on such record date or effective date, as the case may be, before giving effect to such Common Share Reorganization; and

B.
the denominator of which shall be the number of Common Shares which will be outstanding immediately after giving effect to such Common Share Reorganization (including in the case of a distribution of securities exchangeable for or convertible into Common Shares the number of Common Shares that would have been outstanding had such securities been exchanged for or converted into Common Shares on such date).

To the extent that any adjustment in the Exercise Price occurs pursuant to this clause 5(2)(a) as a result of the fixing by the Corporation of a record date for the distribution of securities exchangeable for or convertible into Common Shares, the Exercise Price shall be readjusted immediately after the expiry of any relevant exchange or conversion right to the Exercise Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right. Any Warrantholder who has not exercised his right to subscribe for and purchase Common Shares on or prior to the record date of such stock dividend or distribution or the effective date of such subdivision or consolidation, as the case may be, upon the exercise of such right thereafter shall be entitled to receive and shall accept in lieu of the number of Common Shares then subscribed for and purchased by such Warrantholder, at the Exercise Price determined in accordance with this clause 5(2)(a) the aggregate number of Common Shares that such Warrantholder would have been entitled to receive as a result of such Common Share Reorganization, if, on such record date or effective date, as the case may be, such Warrantholder had been the holder of record of the number of Common Shares so subscribed for and purchased.

(b)

If at any time during the Adjustment Period the Corporation shall fix a record date for the issue or distribution to the holders of all or substantially all of the outstanding Common Shares of rights, options or warrants pursuant to which such holders are entitled, during a period expiring not more than 45 days after the record date for such issue (such period being the "Rights Period"), to subscribe for or purchase Common Shares or securities exchangeable for or convertible into Common Shares at a price per share to the holder (or in the case of securities exchangeable for or convertible into Common Shares, at an exchange or conversion price per share) at the date of issue of such securities of less than 95% of the Current Market Price of the Common Shares on such record date (any of such events being called a "Rights Offering"), the Exercise Price shall be adjusted effective immediately after the record date for such Rights Offering to the amount determined by multiplying the Exercise Price in effect on such record date by a fraction:

(i)	the numerator of which shall be the aggregate of

A.	the number of Common Shares outstanding on the record date for the Rights Offering, and

B.	the quotient determined by dividing

(1)
either (a) the product of the number of Common Shares offered during the Rights Period pursuant to the Rights Offering and the price at which such Common Shares are offered, or, (b) the product of the exchange or conversion price of the securities so offered and the number of Common Shares for or into which the securities offered pursuant to the Rights Offering may be exchanged or converted, as the case may be, by

(2)	the Current Market Price of the Common Shares as of the record date for the Rights Offering; and

(ii)
the denominator of which shall be the aggregate of the number of Common Shares outstanding on such record date and the number of Common Shares offered pursuant to the Rights Offering (including in the case of the issue or distribution of securities exchangeable for or convertible into Common Shares the number of Common Shares for or into which such securities may be exchanged or converted).

If by the terms of the rights, options, or warrants referred to in this clause 5(2)(b), there is more than one purchase, conversion or exchange price per Common Share, the aggregate price of the total number of additional Common Shares offered for subscription or purchase, or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered, shall be calculated for purposes of the adjustment on the basis of the lowest purchase, conversion or exchange price per Common Share, as the case may be. Any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such calculation. To the extent that any adjustment in the Exercise Price occurs pursuant to this clause 5(2)(b) as a result of the fixing by the Corporation of a record date for the issue or distribution of rights, options or warrants referred to in this clause 5(2)(b), the Exercise Price shall be readjusted immediately after the expiry of any relevant exchange, conversion or exercise right to the Exercise Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right.

(c)	If at any time during the Adjustment Period the Corporation shall fix a record date for the issue or distribution to the holders of all or substantially all of the outstanding Common Shares of:

(i)	shares of the Corporation of any class other than Common Shares;

(ii)
rights, options or warrants to acquire Common Shares or securities exchangeable for or convertible into Common Shares (other than rights, options or warrants pursuant to which holders of Common Shares are entitled, during a period expiring not more than 45 days after the record date for such issue, to subscribe for or purchase Common Shares or securities exchangeable for or convertible into Common Shares at a price per share (or in the case of securities exchangeable for or convertible into Common Shares at an exchange or conversion price per share) at the date of issue of such securities to the holder of at least 95% of the Current Market Price of the Common Shares on such record date);

(iii)	evidences of indebtedness of the Corporation; or

(iv)	any property or assets of the Corporation;

and if such issue or distribution does not constitute a Common Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a "Special Distribution"), the Exercise Price shall be adjusted effective immediately after the record date for the Special Distribution to the amount determined by multiplying the Exercise Price in effect on the record date for the Special Distribution by a fraction:

A.	the numerator of which shall be the difference between

(1)	the product of the number of Common Shares outstanding on such record date and the Current Market Price of the Common Shares on such record date, and

(2)
the fair value, as determined by the directors of the Corporation, to the holders of Common Shares of the shares, rights, options, warrants, evidences of indebtedness or property or assets to be issued or distributed in the Special Distribution, and

B.	the denominator of which shall be the product obtained by multiplying the number of Common Shares outstanding on such record date by the Current Market Price of the Common Shares on such record date.

Any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of such calculation. To the extent that any adjustment in the Exercise Price occurs pursuant to this clause 5(2)(c) as a result of the fixing by the Corporation of a record date for the issue or distribution of rights, options or warrants to acquire Common Shares or securities exchangeable for or convertible into Common Shares referred to in this clause 5(2)(c), the Exercise Price shall be readjusted immediately after the expiry of any relevant exercise, exchange or conversion right to the amount which would then be in effect based upon the number of Common Shares issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right.

(d)	If at any time during the Adjustment Period there shall occur:

(i)
a reclassification or redesignation of the Common Shares, a change of the Common Shares into other shares or securities or any other capital reorganization involving the Common Shares other than a Common Share Reorganization;

(ii)
a consolidation, amalgamation, arrangement, business combination or merger of the Corporation with or into another body corporate which results in a reclassification or redesignation of the Common Shares or a change of the Common Shares into other shares or securities;

(iii)	the transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or entity;

(any of such events being called a "Capital Reorganization"), after the effective date of the Capital Reorganization the Warrantholder shall be entitled to receive, and shall accept, for the same aggregate consideration, upon exercise of the Warrants, in lieu of the number of Common Shares to which the Warrantholder was theretofor entitled upon the exercise of the Warrants, the kind and aggregate number of shares and other securities or property resulting from the Capital Reorganization which the Warrantholder would have been entitled to receive as a result of the Capital Reorganization if, on the effective date thereof, the

Warrantholder had been the registered holder of the number of Common Shares which the Warrantholders was theretofore entitled to purchase or receive upon the exercise of the Warrants. If necessary, as a result of any such Capital Reorganization, appropriate adjustments shall be made in the application of the provisions of this Warrant Certificate with respect to the rights and interests thereafter of the Warrantholder to the end that the provisions shall thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares or other securities or property thereafter deliverable upon the exercise of the Warrants.

(e)
If at any time during the Adjustment Period any adjustment or readjustment in the Exercise Price shall occur pursuant to the provisions of clause5(2)(a), 5(2)(b) or 5(2)(c) of this Warrant Certificate, then the number of Common Shares purchasable upon the subsequent exercise of the Warrants shall be simultaneously adjusted or readjusted, as the case may be, by multiplying the number of Common Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment or readjustment by a fraction which shall be the reciprocal of the fraction used in the adjustment or readjustment of the Exercise Price.

(3)	Rules: The following rules and procedures shall be applicable to adjustments made pursuant to subsection 5(2) hereof:

(a)	Subject to the following clauses of this subsection 5(3), any adjustment made pursuant to subsection 5(2) hereof shall be made successively whenever an event referred to therein shall occur.

(b)
No adjustment in the Exercise Price shall be required unless such adjustment would result in a change of at least one percent in the then Exercise Price and no Adjustment shall be made in the number of Common Shares purchasable or issuable on the exercise of the Warrants unless it would result in a change of at least one one-hundredth of a Common Share; provided, however, that any adjustments which except for the provision of this clause 5(3)(b) would otherwise have been required to be made shall be carried forward and taken into account in any subsequent adjustment. Notwithstanding any other provision of subsection 5(2) hereof, no adjustment of the Exercise Price shall be made which would result in an increase in the Exercise Price or a decrease in the number of Common Shares issuable upon the exercise of the Warrants(except in respect of the Common Share Reorganization described in subclause 5(2)(a)(iv)hereof or a Capital Reorganization described in subclause 5(2)(d)(ii) hereof).

(c)
Subject to the prior written consent of the Exchange, no adjustment in the Exercise Price or in the number or kind of securities purchasable upon the exercise or conversion of the Warrants shall be made in respect of any event described in section 5 hereof if the Warrantholder participates in such event on the same terms mutatis mutandis as if the Warrantholder had exercised the Warrants prior to or on the record date or effective date, as the case may be, of such event.

(d)
No adjustment in the Exercise Price or in the number of Common Shares purchasable upon the exercise or conversion of the Warrants shall be made pursuant to subsection 5(2) hereof in respect of the issue from time to time of

Common Shares pursuant to this Warrant Certificate or pursuant to any stock option, stock purchase or stock bonus plan in effect from time to time for directors, officers or employees of the Corporation and/or any subsidiary of the Corporation and any such issue, and any grant of options in connection therewith, shall be deemed not to be a Common Share Reorganization, a Rights Offering nor any other event described in subsection 5(2) hereof.

(e)
If at any time during the Adjustment Period the Corporation shall take any action affecting the Common Shares, other than an action described in subsection 5(2) hereof, which would have a material adverse effect upon the rights of Warrantholders, either or both the Exercise Price and the number of Common Shares purchasable upon exercise or conversion of Warrants shall be adjusted subject to the prior written consent of the TSX Venture Exchange, as may be equitable in the circumstances.

(f)
If the Corporation shall set a record date to determine holders of Common Shares for the purpose of entitling such holders to receive any dividend or distribution or any subscription or purchase rights and shall, thereafter and before the distribution to such holders of any such dividend, distribution or subscription or purchase rights, legally abandon its plan to pay or deliver such dividend, distribution or subscription or purchase rights, then no adjustment in the Exercise Price or the number of Common Shares purchasable upon exercise or conversion of the Warrant shall be required by reason of the setting of such record date.

(g)
In any case in which this Warrant Certificate shall require that an adjustment shall become effective immediately after a record date for an event referred to in subsection 5(2) hereof, the Corporation may defer, until the occurrence of such event:

(i)
issuing to the Warrantholder, to the extent that the Warrants are exercised or converted after such record date and before the occurrence of such event, the additional Common Shares or other securities issuable upon such exercise by reason of the adjustment required by such event; and

(ii)	delivering to the Warrantholder any distribution declared with respect to such additional Common Shares or other securities after such record date and before such event;

provided, however, that the Corporation shall deliver to the Warrantholder an appropriate instrument evidencing the right of the Warrantholder upon the occurrence of the event requiring the adjustment, to an adjustment in the Exercise Price or the number of Common Shares purchasable upon the exercise or conversion of the Warrants and to such distribution declared with respect to any such additional Common Shares issuable on the exercise of the Warrants.

(h)

In the absence of a resolution of the directors fixing a record date for a Rights Offering, the Corporation shall be deemed to have fixed as the record date therefor the date of the issue of the rights, options or warrants issued pursuant to the Rights Offering.

(i)
If a dispute shall at any time arise with respect to adjustments of the Exercise Price or the number of Common Shares purchasable upon the exercise or conversion of the Warrants, such disputes shall be conclusively determined by the auditors of the Corporation or if they are unable or unwilling to act, by such other firm of independent chartered accountants as maybe selected jointly by the Directors and the Warrantholder and any such determination shall be conclusive Evidence of the correctness of any adjustment made pursuant to subsection 5(2) Hereof and shall be binding upon the Corporation and the Warrantholder.

(j)
As a condition precedent to the taking of any action which would require an Adjustment pursuant to subsection 5(2) hereof, including the Exercise Price and the number or class of Common Shares or other securities which are to be Received upon the exercise or conversion thereof, the Corporation shall take any action which may, in the opinion of counsel to the Corporation, be necessary in order that the Corporation may validly and legally issue as fully paid and non-Assessable shares all of the Common Shares or other securities which the Warrantholder is entitled to receive in accordance with the provisions of this Warrant Certificate.

(4)
Notice: At least 21 days prior to the earlier of the record date or effective date of any event which requires or might require an adjustment in any of the rights of the Warrantholder under this Warrant Certificate, including the Exercise Price or the number of Common Shares which may be purchased or converted under this Warrant Certificate, the Corporation shall deliver to the Warrantholder a certificate of the Corporation Specifying the particulars of such event and, if determinable, the required adjustment and the calculation of such adjustment. In case any adjustment for which a notice in this subsection 5(4) has been given is not then determinable, the Corporation shall promptly after such adjustment is determinable deliver to the Warrantholder a certificate providing the calculation of such adjustment. The Corporation hereby covenants and agrees that the register of transfers and share transfer books for the Common shares will be open, and that the Corporation will not take any action which might deprive the Warrantholder of the opportunity of exercising the rights of subscription contained in this Warrant Certificate, during such 21 day period.

6.
Further Assurances: The Corporation hereby covenants and agrees that it will do, execute, Acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all and every such other act, deed and assurance as the Warrantholder shall reasonably require or the Better accomplishing and effectuating of the intentions and provisions of this Warrant Certificate.

7.	Time of Essence: Time shall be of the essence of this Warrant Certificate.

8.	Governing Laws: This Warrant Certificate shall be construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

9.
Notices: All notices or other communications to be given under this Warrant Certificate shall be delivered by hand or by telecopier and, if delivered by hand, shall be deemed to have been given on the delivery date and, if sent by telecopier, on the date of transmission if sent before 5:00 p.m. Vancouver time on a business day or, if such day is not a business day, on the first business day following the date of transmission.

Notices to the Corporation shall be addressed o:

Nevada Geothermal Power Inc.
Suite 900 - 409 Granville Street
Vancouver, BC V6C 1T2

Attention:	Brian D. Fairbank
Telecopier:	604.688.5956

Notice to the Warrantholder shall be addressed o the address of the Warrantholder set out on the face page of this Warrant Certificate.

The Corporation and the Warrantholder may change its address for service by notice in writing to the other of them specifying its new address for service under this Warrant Certificate.

10.	Legends on Common Shares:

(1)

Canadian Legend: Any certificate representing Common Shares issued upon the exercise of the Warrants prior to the date which is four months and one day after the date hereof will bear the following legend:

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL NOT TRADE THE SECURITIES BEFORE JANUARY 3, 2011."

provided that at any time subsequent to the date which is four months and one day after the date hereof any certificate representing such Common Shares may be exchanged for a certificate bearing no such legend.

U.S. Legends: All certificates representing Common Shares issued upon the exercise of the rights represented by this Warrant Certificate will, unless such Common Shares are registered under the U.S. Securities Act and the securities laws of all applicable states of the United States, bear the following legends:

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUED UPON THE EXERCISE OR CONVERSION OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIESACT OR ANY STATE SECURITIES LAWS, AND MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO NEVADA GEOTHERMAL POWER INC. (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) WITHIN THE UNITED STATES IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 OR 144A THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITES LAWS PROVIDED THAT WARRANTHOLDER HAS PRIOR TO SUCH TRANSFER FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION TO SUCH EFFECT PURSUANT TO (B) ABOVE OR A SELLER REPRESENTATION LETTER IN FORM REASONABLY SATISFACTORY TO THE CORPORATION,TO THE EFFECT THAT SUCH SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT. THE PRESENCE OF THIS LEGEND MAY IMPAIR THE ABILITY OF THE HOLDER HEREOF TO EFFECT "GOOD DELIVERY" OF THE SECURITIES REPRESENTED HEREBY ON A CANADIAN STOCK EXCHANGE. A CERTIFICATE WITHOUT A LEGEND MAY BE OBTAINED FROM THE REGISTRAR AND TRANSFER AGENT OF THE CORPORATION

IN CONNECTION WITH A SALE OF THE SECURITIES REPRESENTED HEREBY AT A TIME WHEN THE CORPORATION IS A "FOREIGN ISSUER" AS DEFINED IN REGULATION S UNDER THE U.S. SECURITIES ACT, UPON COMPLIANCE WITH THE FIRST SENTENCE OF THIS PARAGRAPH.

provided, that if the Common Shares are being sold outside the United States in compliance with the requirements of Rule 904 of Regulation S at a time when the Corporation is a "foreign issuer" as defined in Regulation S at the time of sale, the legends set forth above may be removed by providing a seller representation letter to the registrar and transfer agent of the Corporation, in substantially the form set forth as Appendix I; and provided, further, that, if any Common Shares are being sold otherwise than in accordance with Regulation S and other than to the Corporation, the legend may be removed by delivery to the registrar and transfer agent and the Corporation of an opinion of counsel, of recognized standing reasonably satisfactory to the Corporation, that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

11.

Lost Certificate: If this Warrant Certificate or any replacement hereof becomes stolen, lost, mutilated or destroyed, the Corporation shall, on such terms as it may in its discretion impose, acting reasonably, issue and deliver a new certificate, in form identical hereto but with appropriate changes, representing any unexercised portion of the subscription rights represented hereby to replace the certificate so stolen, lost, mutilated or destroyed.

12.

Language: The parties hereto acknowledge and confirm that they have requested that this Warrant Certificate as well as all notices and other documents contemplated hereby be drawn up in the English language. Les parties aux présentes reconnaissent et confirment qu'elles ont exigé que la présente convention ainsi que tous les avis et documents qui s'y rattachent soient rédigés dans la langue anglaise.

13.

Transfer: The Warrants and all rights hereunder or evidenced hereby may be transferred in whole or in part (provided that no fraction of a Warrant may be transferred), but only upon compliance with applicable securities legislation. Any such transfer may be effected on the register of the Corporation maintained for the Warrants by surrendering this Warrant Certificate together with the transfer form (attached as Schedule B) duly completed by or on behalf of the person in whose name this Warrant has been issued or as otherwise permitted by the Corporation.

14.	Successors: This Warrant Certificate shall enure to the benefit of the Warrantholder and the successors thereof and shall be binding upon the Corporation and the successors thereof.

IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be signed by an authorized officer as of the 2nd day of September, 2010.

NEVADA GEOTHERMAL POWER INC.

By: /s/ signed

Schedule A

SUBSCRIPTION FORM

TO:	NEVADA GEOTHERMAL POWER INC.

The undersigned hereby:

1.
subscribes for _______ common shares ("Common Shares") of Nevada Geothermal Power Inc. (the "Corporation") (or such other number of common shares or other securities to which such subscription entitles the undersigned in lieu thereof or in addition thereto pursuant to the provisions of the warrant certificate (the "Warrant Certificate") dated the 2nd day of September, 2010 issued by the Corporation) at the purchase price of $1.50 per Common Share (or at such other purchase price as may be in effect under the provisions of the Warrant Certificate) and on and subject to the other terms and conditions specified in the Warrant Certificate and Hereunder and encloses herewith a cheque, bank draft or money order or has transmitted good same day funds by wire or other lawful money of Canada payable to or to the order of the Corporation in payment of the subscription price.

2.	The undersigned (check one box that applies):

a. [ ]
Hereby represents, warrants and certifies that it (i) at the time of the exercise of the Warrants is not in the United States; (ii) is not a "U.S. person" (a "U.S. Person"), as that term is defined in Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), and is not exercising the Warrants on behalf of a U.S. Person or person in the United States; (iii) did not execute or deliver the exercise form for the Warrants in the United States.

b. [ ]
Hereby represents, warrants and certifies that it (i) is an "accredited investor", as that term is defined in Rule 501(a) under the U.S. Securities Act (a "U.S. Accredited Investor"); (ii) is exercising the Warrants solely for its own account or the account of another U.S. Accredited Investor;(iii) if the Warrants are being exercised on behalf of another person, represents, warrants and certifies such other person is an U.S. Accredited Investor on the date of the exercise of the Warrants.

c. [ ]
Is delivering here with a written opinion of counsel of recognized standing in form and substance Satisfactory to the Corporation to the effect that an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws is available for the issue of the Common Shares upon exercise of the Warrants.

The term "United States" is as defined in Regulation S under the U.S. Securities Act.

The undersigned hereby directs that the Common Shares subscribed for be registered and delivered as follows:

Name in Full	Address	Number of Common Shares

DATED this ___day of __________, 20__.

By:

Instructions:

1.

If the Exercise Form indicates that Common Shares are to be issued to a person or persons other than the registered holder of the Certificate, the signature of such holder of the Exercise Form must be guaranteed by a Canadian chartered bank or trust company, or a member of an acceptable medallion guarantee program. The guarantor must affix a stamp bearing the actual words: "SIGNATURE GUARANTEED".

2.

If the Exercise Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign reasonably satisfactory to the Corporation.

3.

Certificates representing Common Shares will not be registered or delivered to an address in the United States unless Box b or Box c above is checked and the applicable requirements thereof are complied with. If Box b or Box c is checked, Certificates representing Common Shares will bear a legend restricting transfer without registration under the U.S. Securities Act and applicable state securities laws in substantially the form set forth in the Warrant Certificate.

Schedule B

WARRANT TRANSFER FORM

TO:	NEVADA GEOTHERMAL POWER INC.

Certificate of Transferor

The undersigned holder of the within Warrant Certificate hereby sells, assigns and transfers to _________ [name of Transferee] (the "Transferee") ________ [address of Transferee], _________ [number of Warrants] Warrants of Nevada Geothermal Power Inc. (the "Corporation") registered in the name of the undersigned on the records of the Corporation represented by the attached Warrant certificate and irrevocably appoints __________, the attorney of the undersigned to transfer the said securities on the books or register with full power of substitution.

The undersigned Transferor hereby represents, warrants and cel1ifies to the Corporation that (check one only):

1.	[ ]
The Transferee (i) is not a U.S. Person (the definition of which includes, but is not limited to, any individual resident in the United States, any partnership or corporation organized or incorporated under the laws of the United States, and any estate or trust of which any administrator, executor or trustee is a U.S. Person), (ii) at the time of transfer, is not within the United States and did not execute and deliver this transfer form in the United States, (iii) it is not transferring any of the Warrants represented by the attached Warrant Certificate for or on behalf of any U.S. Person or person within the United States; and (iv) it has completed the Declaration for Removal of Legend in the form attached hereto as Appendix I; OR

2.	[ ]
The Transferee (i) is an "accredited investor", as that term is defined in Rule 50l(a) under the United States Securities Act of 1933, as amended (a "U.S. Accredited Investor"); (ii) is exercising the Warrants solely for its own account or the account of another U.S. Accredited Investor; and (iii) if the Warrants are being exercised on behalf of another person, represents, warrants and certifies such other person is an U.S. Accredited Investor on the date of the exercise of the Warrants; OR

3.	[ ]
The Transferee is a U.S. Person and the Transferor is delivering herewith a written opinion of legal counsel of recognized standing in form and substance satisfactory to the Corporation to the effect that the Warrants to be delivered upon transfer hereof are exempt from the registration requirements of the United States Securities Act of 1933, as amended, and applicable state securities laws.

The terms "United States" and "U.S. Person" are as defined in Regulation S under the 1933 Act.

DATED the __ day of___________ , 20_.

Signature Guaranteed	Signature of Transferor

Instructions:

1.	Signature of the Transferor must be the signature of the person whose name appears on the face of this Warrant certificate.

2.

If the Transfer Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign reasonably satisfactory to the Corporation.

3.	Warrants shall only be transferable in accordance with applicable laws and are subject to the terms and conditions contained in the certificate to which this Warrant Transfer Form is scheduled.

4.

The signature of the Transferor on this Warrant Transfer Form must be guaranteed by a Canadian chartered bank, Canadian trust company, or a member of a recognized Medallion Guarantee program. The guarantor, in the case of a bank or trust company, must affix a stamp bearing the actual words: "SIGNATURE GUARANTEED.”

APPENDIX"I"

FORM OF DECLARATION FOR REMOVAL OF LEGEND

TO:	NEVADA GEOTHERMAL POWER INC.

The undersigned (A) acknowledges that the sale of the Warrants represented by certificate number _______, to which this declaration relates, is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "1933 Act"), and (B) certifies that (1) the undersigned is not an "affiliate" (as defined in Rule 405 under the 1933 Act) of the Company; (2) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States, or (b) the transaction was executed on or through the facilities of a Designated Offshore Securities Market, and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States; (3) neither the seller nor any person acting on its behalf engaged in any directed selling efforts in connection with the offer and sale of such securities; and (4) the sale is bona fide and not for the purpose of "washing off' the resale restrictions imposed because the securities are "restricted securities" (as that term is defined in Rule 144(a)(3) under the1933 Act); and (5) the contemplated sale is not a transaction, or part of a series of transactions, which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the 1933 Act. Terms used herein have the meanings given to them by Regulation S under the 1933 Act.

By: _____________________ Dated: _________________________

Signature _____________

Name (please print) ____________